UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

July 31, 2012
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

#200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.        Regulation FD Disclosure.

On August 7, 2012, GeoGlobal Resources Inc. (the “Company”) issued a press release announcing an exploration update on the drilling in the Company’s (347) Myra license in Israel.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this report and the related exhibits are being “furnished” and are not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not subject to the liabilities of that section unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.  By furnishing this information, we make no admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01.        Other Events.

On July 31, 2012, the Israel Land Development Company – Energy Ltd. (“ILDE”) elected not to exercise its right to subscribe for and purchase from the Company up to 16,466,639 units (the “Units”), with each Unit consisting of (i) one share of common stock, par value $0.001 per share, of the Company (“Common Stock”) and (ii) one warrant to purchase one share of Common Stock.

ILDE currently owns 49,207,118 shares of Common Stock, 16,466,639 shares of which were issued on November 21, 2011 pursuant to a stock purchase agreement between the Company and ILDE and 32,740,479 shares of which were issued on March 29, 2012 pursuant to a securities purchase and exchange agreement between the Company and ILDE (the “Securities Purchase and Exchange Agreement”).  ILDE also holds 16,466,639 warrants to purchase one share of Common Stock (the “SPEA Warrants”) that we issued on March 29, 2012 pursuant to the Securities Purchase and Exchange Agreement.  The SPEA Warrants have an exercise price of US$0.30 (subject to customary anti-dilution adjustments) and may be exercised for a period of twelve months following September 29, 2012.  Currently, ILDE holds 35.57% of our outstanding Common Stock.  Should ILDE exercise the SPEA Warrants, it would hold 47.47% of our outstanding Common Stock.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of GeoGlobal Resources Inc., dated August 7, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 7, 2012

GEOGLOBAL RESOURCES INC. (Registrant)

/s/ Patti J. Price
Patti J. Price
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of GeoGlobal Resources Inc., dated August 7, 2012.